UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/02/2007

International Securities Exchange Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32435

Delaware	20-5219710
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

60 Broad Street, New York, NY 10004
(Address of principal executive offices, including zip code)

212-943-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On April 2, 2007, International Securities Exchange Holdings, Inc. ("ISE") announced that David Krell, ISE's President and Chief Executive Officer, will retire on January 1, 2008. Upon his retirement, Mr. Krell will remain on ISE's Board of Directors (the "Board"), and the Board intends to elect Mr. Krell as its Chairman, pending required approvals. Gary Katz, ISE's Chief Operating Officer, will succeed Mr. Krell as President and Chief Executive Officer at that time. Mr. Katz will also join the Board commensurate with his new position as Chief Executive Officer.

The information contained herein is furnished pursuant to Item 7.01 of the Current Report on Form 8-K and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

(a) Not Applicable.
(b) Not Applicbale.
(c) Not applicable.
(d) Exhibits:

99.1 Press release dated April 2, 2007, announcing that David Krell, ISE's President and Chief Executive Officer, will retire on January 1, 2008, and Gary Katz, ISE's Chief Operating Officer, will succeed Mr. Krell as President and Chief Executive Officer at that time.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Securities Exchange Holdings, Inc.

Date: April 02, 2007	By:	/s/ Michael J. Simon
Michael J. Simon
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release